UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2014

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2014, the Company held its 2014 Annual Meeting of Shareholders. As of the record date, there were 534,754,326 common shares entitled to one vote per share. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect eleven (11) nominees to serve as directors to hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. Our shareholders voted to elect all 11 nominees to serve as directors. Votes recorded, by nominee, were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Roland C. Smith	439,695,689	10,694,054	5,166,471	41,983,199
Warren F. Bryant	452,455,180	1,741,102	1,359,932	41,983,199
Rakesh Gangwal	452,245,090	1,938,409	1,372,715	41,983,199
Cynthia T. Jamison	453,014,945	2,283,333	257,936	41,983,199
V. James Marino	452,348,092	1,835,152	1,372,970	41,983,199
Francesca Ruiz de Luzuriaga	452,336,980	1,858,767	1,360,467	41,983,199
Michael J. Massey	442,295,519	6,884,702	1,375,993	41,983,199
Jeffrey C. Smith	447,851,871	7,499,098	205,245	41,983,199
David M. Szymanski	451,632,149	2,560,560	1,363,505	41,983,199
Nigel Travis	437,880,408	16,318,164	1,357,642	41,983,199
Joseph Vassalluzzo	452,952,369	2,405,116	198,729	41,983,199

b.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year. The Company’s shareholders voted to approve this proposal with 485,652,511 votes for and 11,429,087 votes against. There were 457,815 abstentions.

c.	To hold an advisory vote on executive compensation. The Company’s shareholders voted to approve this proposal with 317,155,696 votes for and 137,127,017 votes against. There were 1,273,501 abstentions and 41,983,199 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: April 28, 2014	By:	/S/ ELISA D. GARCIA C.
Elisa D. Garcia C. Executive Vice President, Chief Legal Officer and Corporate Secretary